Exhibit 5.1

August 11, 2004

     Digital Impact, Inc.
     177 Bovet Road, Suite 200
     San Mateo, California 94402

     Re: Registration Statement on Form S-3

     Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the “Commission”) on or about August 11, 2004 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 300,000 shares of Digital Impact, Inc. Common Stock. Such shares of Common Stock are referred to herein as the “Shares.” The Shares are to be offered and sold by certain stockholders of the Company.

     We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Registration Statement will have become effective under the Act; and (v) that the Shares will be sold in the manner described in the Registration Statement.

     We are of the opinion that the Shares have been legally issued and are fully paid and non-assessable.

     Attorneys at our Firm are admitted to the practice of law in the State of California, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,
/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation